Exhibit 10.55

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT

This First Amendment (this “Amendment”) is entered into as of July 24, 2020 among GUILD MORTGAGE COMPANY, a California corporation and GUILD MORTGAGE COMPANY, LLC, a Delaware limited liability company (each a “Seller,” and jointly and severally, “Sellers”) having a mailing address at 5898 Copley Drive, 5th Floor, San Diego California 92111, and WESTERN ALLIANCE BANK, an Arizona corporation (“Buyer”) having a mailing address at 2701 East Camelback Road, Suite 110, Phoenix, Arizona 85016.

RECITALS:

A.        Sellers and Buyer have entered into a warehouse facility (the “Facility”) in the amount of [***], the terms and conditions of which are more particularly described in the Master Repurchase Agreement dated as of April 29, 2020 (the “Agreement”). Except as otherwise provided in this Amendment, all terms defined in the Facility Documents shall have the same meaning when used in this Amendment. Such defined terms are denoted in the Facility Documents and in this Amendment by initial capital letters. The outstanding aggregate Purchase Prices as of the date hereof is [***].

B.        The Facility is evidenced by, among other things:

(i)        one or more certificates, consents, resolutions, and authorizations of Sellers (collectively, the “Certificates”).

C.        The Agreement and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Facility, as amended herein, are sometimes referred to individually and collectively as the “Facility Documents”.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

1.        ACCURACY OF RECITALS. Sellers acknowledges the accuracy of the Recitals.

2.        AMENDMENTS TO FACILITY DOCUMENTS. The Facility Documents are amended as follows:

2.1.1    Schedule 3 – PRICING AND ADVANCE RATE SCHEDULE. Notwithstanding anything contained in the Facility Documents to the contrary, Schedule 3 of the Agreement entitled “Pricing and Advance Rate Schedule” with an effective date of April 29, 2020 is hereby amended in its entirety and restated as set forth on the “Pricing and Advance Rate Schedule” with an effective date of July 24, 2020 attached hereto as Schedule 3 [Omitted pursuant to Item 601(a)(5) of Regulation S-K]. The definitions applicable to Schedule 3 that are set forth in the Agreement remain in full force and effect except as expressly amended herein.

2.1.2    Schedule 4 – FINANCIAL COVENANTS AND ADDITIONAL DEFINITIONS. Notwithstanding anything contained in the Facility Documents to the contrary, the definitions of Sellers’ Concentration Limit and Wet Sublimit in Schedule 4 Financial Covenants and Additional Definitions, are hereby amended in their entirety and restated as follows:

(LGL 516 – 10.01.19)

“Sellers’ Concentration Limit” means [***] at any one time.

“Wet Sublimit” means [***], except for the first [***] and the [***] of the month, when the Wet Sublimit shall mean [***].”

2.1.3    Schedule 4 – FINANCIAL COVENANTS AND ADDITIONAL DEFINITIONS. Notwithstanding anything contained in the Facility Documents to the contrary, Item 1 Adjusted Tangible Net Worth, is hereby amended in its entirety and restated as follows:

“1.

Adjusted Tangible Net Worth. At all times during the term of this Agreement, Guild Mortgage Company, LLC shall maintain an Adjusted Tangible Net Worth of at least [***] to be tested by Buyer on a quarterly basis, as of the last day of each Fiscal Quarter, commencing on September 30, 2020, based upon the most recent financial statements delivered by Sellers to Buyer in accordance with Section 5 below.”

2.1.4    Exhibit E – COMPLIANCE CERTIFICATE.    Notwithstanding anything contained in the Facility Documents to the contrary, the Compliance Certificate is hereby amended in its entirety and restated as set forth on the attached Exhibit E [Omitted pursuant to Item 601(a)(5) of Regulation S-K].

2.2        All other terms, conditions, covenants with respect to the Facility Documents shall remain in full force and effect as set forth therein.

2.3        Each of the Facility Documents is modified to provide that it shall be a default or an event of default thereunder if Sellers shall fail to comply with any of the covenants of Sellers herein or if any representation or warranty by Sellers herein is materially incomplete, incorrect, or misleading as of the date hereof.

2.4        Each reference in the Facility Documents to any of the Facility Documents shall be a reference to such document as modified herein.

3.        RATIFICATION OF FACILITY DOCUMENTS AND COLLATERAL. The Facility Documents are ratified and affirmed by Sellers and shall remain in full force and effect as amended herein. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Facility Documents, the terms and conditions of this Amendment shall control. Any property or rights to or interests in property granted as security in the Facility Documents shall remain as security for the Facility and the obligations of Sellers in the Facility Documents.

4.        SELLERS REPRESENTATIONS AND WARRANTIES. Sellers represent and warrant to Buyer:

4.1        No default or event of default under any of the Facility Documents as amended herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Facility Documents as amended herein has occurred and is continuing.

4.2        There has been no material adverse change in the financial condition of Sellers or any other person whose financial statement has been delivered to Buyer in connection with the Facility

(LGL 516 – 10.01.19)

from the most recent financial statement delivered to Buyer.

4.3        Each and all representations and warranties of Sellers in the Facility Documents are complete and accurate in all material respects on the date hereof.

4.4        Sellers have no claims, counterclaims, defenses, or setoffs with respect to the Facility or the Facility Documents as amended herein.

4.5        The Facility Documents as amended herein are the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their terms.

4.6        Sellers are validly existing under the laws of the State of their formation or organization and has the requisite power and authority to execute and deliver this Amendment and to perform the Facility Documents as amended herein. The execution and delivery of this Amendment and the performance of the Facility Documents as amended herein have been duly authorized by all requisite action by or on behalf of Sellers. This Amendment has been duly executed and delivered on behalf of Sellers.

5.        SELLERS COVENANTS. Sellers covenants with Buyer:

5.1        Sellers shall execute, deliver, and provide to Buyer such additional agreements, documents, and instruments as reasonably required by Buyer to effectuate the intent of this Amendment.

5.2        Sellers fully, finally, and forever release and discharge Buyer and its successors, assigns, subsidiaries, affiliates, parent, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Sellers have, or in the future may have, whether known or unknown, (i) in respect of the Facility, the Facility Documents, or the actions or omissions of Buyer in respect of the Facility or the Facility Documents and (ii) arising from events occurring prior to the date of this Amendment.

5.3        Contemporaneously with the execution and delivery of this Amendment, Sellers shall pay to Buyer:

5.3.1    All accrued and unpaid interest due under the Facility Documents and all other amounts due and payable by Sellers under the Facility Documents as of the date hereof.

5.3.2    All of the internal and external costs and expenses incurred by Buyer in connection with this Amendment including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing and recording costs, expenses, and fees).

5.4        Contemporaneously with the execution and delivery of this Amendment, Sellers have provided to Buyer, each of the following items:

5.4.1    Updated certificates, consents and resolutions with respect to the Sellers, as Buyer may require in Buyer’s sole and absolute discretion.

5.4.2    Any other documents that Buyer may reasonably require.

6.        EXECUTION AND DELIVERY OF AMENDMENT BY BUYER. Buyer shall not be

(LGL 516 – 10.01.19)

bound by this Amendment until each of the following shall have occurred:

6.1        Buyer and Sellers have executed and delivered this Amendment;

6.2        Sellers have performed all of the obligations of Sellers under this Amendment to be performed contemporaneously with the execution and delivery of this Amendment;

6.3 Buyer has received all of the items required to be provided by Sellers to Buyer in Section 5 above.

7.        ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Facility Documents as amended herein contain the entire understanding and agreement of Sellers and Buyer in respect of the Facility and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Facility Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Buyer and Sellers.

8.        BINDING EFFECT. The Facility Documents, as amended herein, shall be binding upon and inure to the benefit of Sellers and Buyer and their respective successors and assigns.

9.        CHOICE OF LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.        COUNTERPART EXECUTION. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

11.        NO REPRESENTATIONS OR WARRANTIES BY BUYER; TAX MATTERS. Buyer makes no representation or warranty to Sellers concerning the credit reporting, income or other tax effect of this Amendment, or about any other matter whatsoever and Sellers acknowledge and agree that they are not relying on any statement of Buyer or any representative of Buyer with respect to any such matter. Sellers acknowledge and agree that Buyer has an obligation to report certain tax information in connection with the matters provided for in this Amendment to the United States Internal Revenue Service (“IRS”) and among, other things, to issue one or more IRS form 1099s in connection therewith.

[SIGNATURE PAGES FOLLOW]

(LGL 516 – 10.01.19)

This Amendment is executed as of the date first set forth above.

SELLERS:

GUILD MORTGAGE COMPANY, a California corporation

By:	/s/ Amber Elwell

Name: Amber Elwell
Title: Chief Financial Officer

GUILD MORTGAGE COMPANY, LLC, a Delaware limited liability company

By:	/s/ Amber Elwell

Name: Amber Elwell
Title: Chief Financial Officer

BUYER:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Joshua Ormiston

Name: Joshua Ormiston
Title: Vice President

(LGL 516 – 10.01.19)